Exhibit 10.2

Amendment No. 1 to Amended And Restated Employment Agreement

This Amendment No. 1 to Amended and Restated Employment Agreement (this “Amendment”) is entered into as of January 15, 2026, by and between BRC Group Holdings, Inc., f/k/a B. Riley Financial, Inc. (the “Company”) and Alan N. Forman (the “Executive”). The above parties are referred to collectively herein as the “Parties,” and individually as a “Party.”

RECITALS

WHEREAS, the Parties have entered into an Amended and Restated Employment Agreement dated as of April 11, 2023, a copy of which is publicly filed (the “Existing Agreement”); and

WHEREAS, the Company and the Executive desire to amend the Existing Agreement to revise certain terms relating to the amount of severance due to Executive upon termination of the Executive under certain circumstances.

AGREEMENT

NOW THEREFORE, each of the Parties, in consideration of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby agree as follows:

1. Definitions. Each capitalized term not defined herein shall have the definition ascribed to it in the Existing Agreement.

2. Amendment. The Existing Agreement shall be amended by deleting the second sentence in Section 5.2 and replacing it in its entirety with the following sentence:

“The “Severance Payment” shall be a lump sum equal to two thirds (2/3) times Executive’s Base Salary (as in effect immediately prior to such termination).”

3. Full Force and Effect. Except as specifically modified or amended by the terms of this Amendment, the Existing Agreement and all provisions contained therein are, and shall continue, in full force and effect and are hereby ratified and confirmed.

4. Miscellaneous Provisions.

(a) Further Assurances. Each Party, at the reasonable request of the other Party, and without additional consideration, shall, from time to time (i) execute and deliver, or shall cause to be executed and delivered, such further certificates, agreements or instruments, and (ii) take such other action, as the other Party may reasonably request, to consummate or implement the amendment contemplated by this Amendment.

(b) Counterparts. This Amendment may be executed in any number of separate counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Amendment on the date first written above.

BRC Group Holdings, Inc.

By:	/s/ Bryant Riley
Name:	Bryant Riley
Title:	Co-CEO

/s/ Alan N. Forman
Alan N. Forman